Exhibit 23.0 – Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-41323, 333-156331, and 333-156829) of Diamond Hill Investment Group, Inc. of our report relating to the financial statements of Diamond Hill Investment Group, Inc. dated March 4, 2009, appearing in the Annual Report on Form 10-K of Diamond Hill Investment Group, Inc. for the year ended December 31, 2008.

/s/ Plante & Moran, PLLC
March 13, 2009
Columbus, Ohio